EXHIBIT 5.1


                                December 17, 1997

NeoMedia Technologies, Inc.
2201 Second Street
Suite 600
Fort Myers, Florida   33901

Attention: President

         RE:  NEOMEDIA TECHNOLOGIES, INC.
              REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have examined the form of registration statement on Form S-8 (the "Registration Statement") being filed by NeoMedia Technologies, Inc., a Delaware corporation (the "Company"), with the United States Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of a total of 1,500,000 shares of the Company's common stock, $.01 par value ("Common Stock"), issuable under the First Amendment and Restatement of the Company's 1996 Stock Option Plan (the "Plan").

         We have acted as securities counsel for the Company in connection with the preparation of the Registration Statement, and we have examined the corporate proceedings relating to the authorization, issuance and sale of the securities referred to above. For purposes of this opinion, we have assumed (i) the accuracy and completeness of all data supplied by the Company, its officers, directors or agents, and (ii) that all requisite authorizations, approvals, consents or exemptions under the securities laws of the various states and other jurisdictions of the United States shall have been obtained.

         Based on the foregoing, it is our opinion that the 1,500,000 shares of Common Stock to be issued under the Plan against full payment in accordance with the terms and conditions of the Plan will be legally and validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ FISHMAN, MERRICK, MILLER, GENELLY
                                            SPRINGER, KLIMEK & ANDERSON, P.C.
                                        -------------------------------------
                                            Fishman, Merrick, Miller, Genelly,
                                            Springer, Klimek & Anderson, P.C.